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                                                                  Exhibit 10.10b

                             AMENDMENT NO. 7 TO THE
                               POLYONE CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                          (Effective December 9, 1993)
         (Amended February 1, 1996, November 6, 1996, November 4, 1998,
            August 2, 2000, September 6, 2000 and February 26, 2004)

          PolyOne Corporation hereby adopts this Amendment No. 7 to the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors (Effective December 9, 1993) (Amended February 1, 1996, November 6, 1996, November 4, 1998, August 2, 2000, September 6, 2000 and February 26, 2004) (the "Plan") effective January 1, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

          The Plan is hereby amended by the addition of the following new
Article I-A, immediately following Article I thereof to read as follows:

                                  "ARTICLE I-A
                           AMERICAN JOBS CREATION ACT

          1-A.1 To the extent applicable, it is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the American Jobs Creation Act of 2004, P.L. 108-357 (the "AJCA"), so as to prevent the inclusion in gross income of any amount deferred hereunder in a taxable year that is prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Directors. The Plan shall be administered in a manner that will comply with Section 409A of the Code including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the "AJCA Guidance"). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 7) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with
     Section 409A of the Code (which amendment may be retroactive to the extent permitted by the AJCA Guidance).


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          1-A.2 The Committee shall not take any action that would violate any provision of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the AJCA Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder)."

                                       II.

          That portion of Section 2.2 of the Plan that precedes the colon (:) is hereby amended to read as follows:

     ""Change in Control" for purposes of Post-2004 Accounts shall mean any of the following events that constitute a Change in Control Event within the meaning of the AJCA Guidance and for purposes of Grandfathered Accounts shall mean any of the following events"

                                      III.

          Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

          "3.1 Election to Defer. At any time designated by the Committee before the beginning of a taxable year (the "Election Period"), a Director may elect to defer receipt of the compensation payable to him or her for services as a Director during the taxable year. Such election shall be made on an election form specified by the Committee (the "Election Form"). Notwithstanding the foregoing, with respect to the first taxable year in which a person becomes a Director, such Director may, within 30 days of becoming a Director, make an election to defer compensation payable to him or her in such taxable year for services as a Director subsequent to the election. Each Director's election to defer receipt of compensation shall indicate the portion of the Director's compensation to be invested in an interest-bearing account and the portion of such compensation to be invested in Common Stock."

                                       IV.

          The first sentence of Section 3.3 of the Plan is hereby amended to read as follows:

     "A Director may terminate or amend his or her election to defer receipt of compensation by written notice delivered to the Committee during the Election Period prior to the commencement of the taxable year with respect to which such compensation will be earned."


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                                       V.

          The first sentence of Section 5.1 of the Plan is hereby amended to read as follows:

          "The Company shall establish and maintain two separate Deferred Compensation Accounts (each an "Account") for each Director who elects to defer compensation under the Plan: (a) the "Grandfathered Account" for amounts that are "deferred" (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) and (b) the "Post-2004 Account" for amounts that are deferred after December 31, 2004 (and earnings thereon)."

                                       VI.

          Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

          "6.1 Time of Payment. Payment of the amount credited to a Director's Grandfathered Account shall commence upon a date which is not more than thirty days after the earlier of (i) the attainment of the date specified (not younger than age 55) in his Election Form or (ii) upon a Change in Control. Payment of the amount credited to a Director's Post-2004 Account shall commence upon a date which is not more than thirty days after the earlier of (i) as elected by the Director in his Election Form, the attainment of a specified age (not younger than age 55), the date of separation from service as such term is defined in AJCA Guidance, or a specified date, (ii) the death of the Director or (iii) upon a Change in Control."

                                      VII.

          Section 6.2 of the Plan is hereby amended in its entirety to read as follows:

          "6.2 Method of Payment.

               (a) Grandfathered Account.

                    (1) Amounts Deferred Prior to January 1, 1996. The amount credited to a Director's Grandfathered Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director's Election Form. Grandfathered Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Grandfathered Account.


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                    (2) Amounts Deferred From and After January 1, 1996. The
     amount credited to a Director's Grandfathered Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director's Election Form. A Director may elect to change his or her original payment period election, as specified in such Director's Election Form; provided, that (i) such change is approved by the Committee, and (ii) the election to change is made at least 18 months prior to the date specified in the electing Director's Election Form on which payment of the amount credited to the Director's Grandfathered Account is to commence, and such election to change shall apply to all of the Director's entire Grandfathered Account. In the event that a Director who makes an election to change is a member of the Committee, such Director shall abstain from the Committee's determination of whether or not to approve the change. Grandfathered Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Grandfathered Account.

               (b) Post-2004 Account. The amount credited to a Director's Post-2004 Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director's Election Form. A Director who has elected to receive a lump sum payment of his Post-2004 Account may elect to change his or her payment election to annual installments, as specified in such Director's Election Form; provided, that, unless otherwise permitted in accordance with Section 409A of the Code, (i) the election to change is made at least 12 months prior to the date on which payment of the amount credited to the Director's Post-2004 Account is to commence, (ii) the first payment under such election will be made no less than 5 years from the original date on which payment of the amount credited to the Director's Post-2004 Account is to commence and (iii) such election to change shall apply to the Director's entire Post-2004 Account. If an election to change an original payment election is not timely made, or for any reason is not effective, amounts credited to the Director's Post-2004 Account will automatically be paid to the Director in the form(s) elected on the last effective Election Form(s) or, if none, in the form of a lump sum payment. Post-2004 Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Post-2004 Account."

                                      VIII.

          Section 6.3 of the Plan is hereby amended in its entirety to read as follows:

          "6.3 Other Payments.

          (a) Hardship Distribution. Prior to the time a Director's Grandfathered Account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Director's Grandfathered Account in the event the such Director requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Director needs a distribution to meet immediate and heavy financial needs resulting from


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     a sudden or unexpected illness or accident of the Director or a member of his or her family, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount of a Director's Grandfathered Account shall be reduced by the amount of any hardship distribution to the Director.

          (b) Unforeseeable Emergency Distribution. Notwithstanding the foregoing provisions of this Article VI, the Committee may at any time, upon written request of a Director, cause to be paid to such Director, an amount equal to all or any part of the Director's Post-2004 Account if the Committee determines, based on such reasonable evidence that it shall require, that such a payment is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency. Payments of amounts because of an Unforeseeable Emergency may not exceed the amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Director's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). For purposes of this Plan, Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Director resulting from (a) an illness or accident of the Director, the Director's spouse or a dependent of the Director, (b) loss of the Director's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Director. The amount of a Director's Post-2004 Account shall be reduced by the amount of any unforeseeable emergency distribution to the Director."

                                       IX.

          The first sentence of Section 6.4 of the Plan is hereby amended to read as follows:

          "Upon the death of a Director, the amount credited to his or her Account shall be paid to the beneficiary or beneficiaries designated by him or her. For purposes of a Director's Post-2004 Account, upon the death of a Director, distribution shall be made in a manner that does not violate
     Section 409A of the Code."

          EXECUTED this 1st day of March, 2005.

                                        POLYONE CORPORATION


                                        By: /s/ Kenneth M. Smith
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                                            Kenneth M. Smith
                                            Vice President and
                                            Chief Human Resources Officer


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